Snell & Wilmer
L.L.P.
LAW OFFICES

One Arizona Center
400 East Van Buren Street
Suite 1900
Phoenix, Arizona 85004-2202
602.382.6000
www.swlaw.com

DENVER
LAS VEGAS
LOS ANGELES
LOS CABOS
ORANGE COUNTY
PHOENIX
RENO
SALT LAKE CITY
TUCSON

December 14, 2018

AMMO, Inc.
7681 E. Gray Rd.
Scottsdale, AZ 85260

Re: Registration Statement on Form S-1 (File No. 333-226087)

Ladies and Gentlemen:

We have acted as counsel to AMMO, Inc. (the "Company"), a corporation incorporated under the laws of the State of Delaware, in connection with the filing of the referenced Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended for 13,242,186 shares of the Company's Common Stock, par value $0.001 per share (the "Shares").

We have examined the originals or certified copies of such corporate records of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies or as facsimiles of copies or originals.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications set forth below, we are of the opinion that the Shares have been duly authorized and validly issued, fully paid and non-assessable.

This opinion letter is limited to the current federal laws of the United States and the Corporation Laws of the State of Delaware. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the referenced Registration Statement.

Very truly yours,

Snell & Wilmer L.L.P.

Snell + Wilmer L.L.P.

4829-5540-6210.1